   As filed with the Securities and Exchange Commission on February 28, 2000.

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                                FUTURELINK CORP.
             (Exact Name of Registrant as Specified in Its Charter)

               DELAWARE                                 95-4763404
     (State or Other Jurisdiction          (I.R.S. Employer Identification No.)
   of Incorporation or Organization)

                                  100, 6 MORGAN
                            IRVINE, CALIFORNIA 92618
                    (Address of Principal Executive Offices)

                       FUTURELINK CORP. STOCK OPTION PLAN
                            (Full title of the plan)

                                KYLE B. A. SCOTT
              VICE PRESIDENT, GENERAL COUNSEL & CORPORATE SECRETARY
                                FUTURELINK CORP.
                               300-250-6 AVENUE SW
                            CALGARY, ALBERTA T2P 3H7
                     (Name and address of agent for service)

                                 (403) 216-6000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
                                           AMOUNT TO BE         OFFERING           AGGREGATE       REGISTRATION FEE
 TITLE OF SECURITIES TO BE REGISTERED       REGISTERED     PRICE PER SHARE (1) OFFERING PRICE (1)        (1)
---------------------------------------------------------------------------------------------------------------------
Common Shares, par value $0.0001            4,500,000            $11.94           $53,215,280         $14,048.83
=====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and 457(h) under the Securities Act of 1933 as amended, based on the average of the high and low prices of shares of Common Stock on February 18, 2000.

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


         This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on this form relating to the same employee benefit plan is effective. Consequently, pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed by FutureLink Corp. (the "Company") with the Securities and Exchange Commission regarding FutureLink Corp. Stock Option Plan (the "Plan") on August 6, 1999, Registration No. 333-84679 are incorporated by reference into this Registration Statement and made a part hereof.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this registration statement are as follows:

        EXHIBIT NO.                      DESCRIPTION
        -----------                      -----------
            4.1      Stock Option Plan Amended September 23, 1999
            4.2      Second Amended and Restated Stock Option Plan
            4.3      First Amendment to Second Amended and Restated Stock
                     Option Plan
            5        Opinion of Paul, Hastings, Janofsky & Walker LLP
           23.1      Consent of Paul, Hastings, Janofsky & Walker LLP
                     (contained in Exhibit 5)



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on February 24, 2000.

                                         FUTURELINK CORP.



                                         By: /s/ Philip R. Ladouceur
                                             -----------------------------------
                                               Philip R. Ladouceur
                                               Chairman, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                   Name                              Title                                 Date
                   ----                              -----                                 ----

/s/ Philip R. Ladouceur                Chairman, Chief Executive Officer            February 24, 2000
--------------------------------                  and Director
Philip R. Ladouceur

/s/ Glen C. Holmes                     President, Chief Operating Officer           February 24, 2000
--------------------------------                   and Director
Glen C. Holmes

/s/ R. Kilambi                      Executive Vice President, Chief Financial       February 24, 2000
--------------------------------    Officer, Principal Accounting Officer and
Raghu N. Kilambi                                     Director


/s/ F. Bryson Farrill                                Director                       February 24, 2000
--------------------------------
F. Bryson Farrill

/s/ Timothy P. Flynn                                 Director                       February 24, 2000
--------------------------------
Timothy P. Flynn

/s/ Michael S. Falk                                  Director                       February 24, 2000
--------------------------------
Michael S. Falk

/s/ Gerald A. Poch                                   Director                       February 24, 2000
--------------------------------
Gerald A. Poch

/s/ James P. McNiel                                  Director                       February 24, 2000
--------------------------------
James P. McNiel

/s/ K. B. Scott                             Vice President, Secretary               February 24, 2000
--------------------------------               and General Counsel
Kyle B. A. Scott

                                  EXHIBIT INDEX

   EXHIBIT NO.                     DESCRIPTION
   -----------                     -----------
       4.1      Stock Option Plan Amended September 23, 1999
       4.2      Second Amended and Restated Stock Option Plan
       4.3      First Amendment to Second Amended and Restated Stock Option Plan
       5        Opinion of Paul, Hastings, Janofsky & Walker LLP
      23.1      Consent of Paul, Hastings, Janofsky & Walker LLP (contained in
                Exhibit 5)